Securities and Exchange Commission

                              Washington, DC 20549






                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2003
                                                 --------------
Lakeland Industries, Inc.
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(Exact name of registrant as specified in its charter)

Delaware                            0-15535                  13-3115216
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(State or other jurisdiction        (Commission              (IRS Employer of
  incorporation)                    File Number)             Identification No.)

711-2 Koehler Avenue, Ronkonkoma, NY  11779-7410
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 (Address of principal executive offices)

Registrant's telephone number, including area code (631) 981-9700

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         (Former name or former address, if changed since last report.)

                        Item 12. Regulation FD disclosure

          The following information is being provided under item 12 of Regulation 8-K, "Results of Operations and Financial Condition." Attached as an exhibit is an earnings release for the Company's 2003 fiscal year.

         (c) Exhibits:

         (0)Number Description

         1.99.1 Press and Earnings Release dated April 28, 2003.


Company Press Release
Source Lakeland Industries, Inc.



Lakeland Reports Positive Earnings Comparisons for the 12 and 3 Months Ended January 31, 2003

Q4 Net Sales of $19.7 Million - Down 1% Over Q4'02 of $19.9 Million
Q4 Net Income of  $653,000 - Up 78% Over Q4'02 of $367,000
Q4 Basic Earnings Per Share of $.22 - Up 83% Over Q4'02 of $.12 a share adjusted for the 10% stock dividend issued 7/31/02
Twelve Month Net Sales of $77.8 Million - Up 1.8% Over '02 of $76.4 Million Twelve Month Net Income of $2.6 Million - Up $634,500 Over '02 of $1.97 Million Twelve Month Basic Earnings Per Share of $.88 - Up 31% Over '02 of $.67 a share adjusted for the 10% stock dividend issued 7/31/02



RONKONKOMA, NY, April 28, 2003 - Lakeland Industries, Inc. (National NASDAQ
Symbol: LAKE), a leading manufacturer of industrial protective apparel, today reported record earnings for its year ended January 31, 2003.

Lakeland's net income for the three months ended January 31, 2003, increased to $653,000 from $367,000 for the three months of fiscal 2002 - up 83%. As for the net income per diluted share, Lakeland reported $.22 versus $.12 for the same period last ear - or an increase of 83%.

Lakeland's net income for the twelve months ended January 31, 2003, increased to $2,604,058 from $1,969,536 for the twelve months of 2002 - up 32.2%. As for net income per diluted share, Lakeland reported $.88 for the twelve months ended January 31, 2003 - up 31.3% from $.67 for the twelve months of 2002. Year-to-date net sales have increased 1.82% from $76.43 million in 2002 to $77.83 million in 2003 despite severe recessionary conditions in the Company's industrial client base.

At January 31, 2003, Lakeland's balance sheet included total assets of $42.8 million, working capital of $17.9 million, total current liabilities of $20.9 million and stockholders' equity of $21.4 million or $7.19 per share of book value. Thus, based upon 1/31/03 year end earnings and a stock price of $7.92 the Company's stock trades at a trailing P/E ratio of 9, a PSR ratio of 0.30, and price to book ratio of 1.18.

Both an increase in prices starting April 2002, the lowering of interest rates and a decrease in labor and overhead costs have positively impacted earnings for the year ended January 31, 2003 as compared to the preceding twelve months ended January 31, 2002.

Lakeland also announces that it plans to issue a 10% dividend in stock to holders of record as at July 31 2003, and may continue such dividends on an annual basis, subject to approval by the Company's Board of Directors. The Company believes that these common stock dividends will increase the share float and trading activity in the Company's common stock.

Sales of non-woven medical garments into the Chinese domestic markets have increased dramatically due to the SARS epidemic there. Lakeland continues to expand its manufacturing and sales facilities in China to respond to China's entry into the World Trade Organization (WTO). The Company effectively completed its 90,000 square foot expansion in Jiazhou City, PRC in April 2003. China's membership in WTO requires it over the next 4 years to open up its domestic markets to American made products, and additionally to the products made by Lakeland's domestic Chinese subsidiaries, which have been operating in China since 1996. The expansion should also facilitate sales into neighboring Asian countries such as Japan, Korea, and Taiwan.

As stated in previous news releases (copies of which can be obtained from the Company) the Federal Government has, under the Fire Act, passed and allocated $360 Million in grants primarily to local municipal fire departments to purchase equipment to respond to acts of terrorism. These monies were appropriated and funded in November 2001, however, checks were not released by FEMA to the fire departments until late 2002 and early 2003. Lakeland's high end protective suits, and its complete line of fire protective clothing, are among the personal protective equipment (PPE) earmarked by this legislation as permitted purchases by fire departments under this $360 million dollar grant program. Funding for this FEMA program will double this year to $750 Million for calendar 2003 and the monies should be disbursed by September 2003.

See www.lakeland.com for pictures of Lakeland's High End Protective Body Suits
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and Fire Protective Apparel. See also USFAGRANTS@FEMA.GOV for more details describing this year's grant program or http://cms.firehouse.com/ for more
information.                            -------------------------


Lakeland also anticipates that by mid 2004 monies to purchase Personal Protective Equipment (PPE) will become available from the Biological Terrorism Bill which was signed into law July 11, 2002. Present funding includes @ $337 Million for Bio-Defense Equipment and $770 Million to support "First Responders" such as firefighters, police and medical personnel.

Lakeland is one of only two leading manufacturers in North America of personal protective body suits for chemical and biological protection used by emergency response teams, and demand for these products are presently quite brisk.

Governmental purchases (the timing of which is uncertain at present) will also increase sales in the coming fiscal year, which also could increase earnings, as higher end protective body suits made of DuPont's TyChem fabrics, in general carry higher margins than its basic Tyvek line of protective suits. It is these high-end suits that can provide protection from such toxic chemicals as cyanide, saran, and mustard gas, anthrax and other biological toxins. Articles on Lakeland's Protective Body Suits appeared in Time Magazine's October 8, 2001 issue, Forbes.com October 30, 2001 Magazine Article the Wall Street Journal's October 15 2001 article on the "High Cost of Public Safety", and Long Island Newsday's October 9, 2001 Article entitled, "Protective Gear Maker's Stock in High Demand".

Lakeland also introduced this year its new line of Despro Gloves, which are automatically weaved in such a way as to put more knit fabric where the heavy wear on a glove is and less fabric where there is little wear. This can extend the life of the glove and reduce its manufacturing costs measurably. Lakeland received one patent on this process and has a second in application. Response to this new innovation has been very strong.

Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "could," "should," "may," "feels," "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, and the other risks. Actual results may differ materially from those projected. The company disclaims, however, any intent or obligation to update these forward-looking statements

For further information on the Company see http/www.Lakeland.com - products in Green or Financial Info in Black or contact:

Christopher J. Ryan or Raymond J. Smith
Lakeland Industries Inc.
Tel. # 631-981-9700 Fax # 631-981-9751
E-mail:  annz@lakeland-ind.com


                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  LAKELAND INDUSTRIES, INC.
                                                  -------------------------
                                                       (Registrant)

      Date: April 28, 2003                        By:/s/Raymond J. Smith
                                                     ------------------------
                                                      Raymond J. Smith
                                                      President and
                                                      Chairman of the Board


      Date: April 28, 2003                        By:/s/Christopher J. Ryan
                                                     ----------------------
                                                      Christopher J. Ryan
                                                      Executive Vice President -
                                                      General Counsel and
                                                      Secretary